EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FIRST QUARTER 2017 RESULTS

•
Net Income Attributable to Common Stockholders of $.38 Per Share Compared to $.67 Per Share for the Same Quarter of 2016 (2016 Includes Gains on Sales of Real Estate Investments and Non-Operating Real Estate of $.35 Per Share)

•	Funds from Operations of $.99 Per Share Compared to $.91 Per Share for the Same Quarter Last Year, an Increase of 8.8%

•	Same Property Net Operating Income (PNOI) Growth of 3.7%

•	97.0% Leased, 95.6% Occupied as of March 31, 2017; Average Occupancy of 95.6% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 17.4%

•	Entered the Atlanta Market with the Acquisition of a 238,000 Square Foot, 100% Leased Property for $20 Million

•	Started Construction of Three Development Projects Totaling 376,000 Square Feet in Charlotte, Orlando and Tampa with Projected Total Costs of $27 Million

•	Transferred Five Development Projects Totaling 1,052,000 Square Feet to the Real Estate Portfolio

•	Development Program Consisted of 15 Projects (2.2 Million Square Feet) at March 31, 2017 with a Projected Total Investment of $187 Million; $53 Million Remaining to be Invested at March 31, 2017

•	Paid 149th Consecutive Quarterly Cash Dividend – $.62 Per Share

•	Issued 544,144 Shares of Common Stock During the Quarter with Gross Proceeds of $40 Million

JACKSON, MISSISSIPPI, April 20, 2017 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three months ended March 31, 2017.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “We are happy with a strong start to the year. Our 8.8% increase in quarterly FFO means that we've now achieved FFO per share growth in 23 of the past 24 quarters, truly a long term trend. Adding further emphasis to the trend, during first quarter we signed 2.8 million square feet of leases, our quarterly record high. The high leasing volume was complemented by GAAP re-leasing spreads of 17.4%, also a quarterly record. Overall, we still have lots of work to do in 2017 but are happy with how it's starting."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.38 for the three months ended March 31, 2017, compared to $.67 for the same period of 2016. The Company's property net operating income (PNOI) increased by $3,366,000 ($.10 per share) for the three months ended March 31, 2017, as compared to the same period of 2016. EPS for the first quarter of 2016 included gains on sales of real estate investments and non-operating real estate of $11,342,000 ($.35 per share).

FUNDS FROM OPERATIONS

For the quarter ended March 31, 2017, funds from operations attributable to common stockholders (FFO) was $.99 per share compared to $.91 per share for the same quarter of 2016, an increase of 8.8%. PNOI increased by $3,366,000, or 7.7%, during the quarter ended March 31, 2017, compared to the same period of 2016. PNOI increased $2,100,000 from newly developed and redeveloped properties, $1,579,000 from same property operations, and $673,000 from 2016 and 2017 acquisitions; PNOI decreased $944,000 from operating properties sold in 2016.

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Same PNOI increased 3.7% for the quarter ended March 31, 2017, compared to the same quarter in 2016; without straight-line rent adjustments, same PNOI increased 5.9%. Rental rates on new and renewal leases (7.7% of total square footage) increased an average of 17.4% for the quarter.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS

In February, EastGroup entered the Atlanta market with the acquisition of a three-building business distribution complex along the Georgia 400 technology corridor for $20 million. The buildings, which contain 238,000 square feet, are currently 100% leased.

DEVELOPMENT

During the first quarter, EastGroup acquired a small parcel of land (2 acres) in Charlotte for $659,000; the land will allow for further expansion of the Company's Steele Creek Commerce Park.

The Company began construction of three multi-tenant distribution properties during the first quarter of 2017; all three projects are expansions of parks developed by EastGroup. Details of the development projects started in the first three months of 2017 are included in the table below.

Development Properties Started in 2017	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Steele Creek VII	Charlotte, NC	120,000	07/2018	$8,600
Horizon XII	Orlando, FL	140,000	09/2018	11,200
Oak Creek VII	Tampa, FL	116,000	09/2018	7,200
Total Development Properties Started		376,000		$27,000

At March 31, 2017, EastGroup’s development program consisted of 15 projects (2,216,000 square feet). The projects, which were collectively 53% leased as of April 19, 2017, have a projected total cost of $187 million with approximately $53 million remaining to be invested as of March 31, 2017.

During the first quarter of 2017, EastGroup transferred (at the earlier of 80% occupied or one year after completion) five development properties to the real estate portfolio as detailed in the table below.

Development Properties Transferred to Real Estate Portfolio in 2017	Location	Size	Conversion Date	Cumulative Cost as of 3/31/17	Percent Leased as of 4/19/17
		(Square feet)		(In thousands)

Alamo Ridge III	San Antonio, TX	135,000	02/2017	$10,964	100%
Eisenhauer Point 1 & 2	San Antonio, TX	201,000	01/2017	15,930	83%
Madison IV & V	Tampa, FL	145,000	03/2017	8,668	82%
Parc North 1-4	Dallas, TX	446,000	02/2017	32,359	54%
South 35th Avenue	Phoenix, AZ	125,000	01/2017	1,774	67%
Total Properties Transferred		1,052,000		$69,695	71%

Subsequent to quarter end, EastGroup acquired 30 acres of land in the Round Rock submarket of Austin for $5.3 million. EastGroup's plans for future development of the land include a master-planned, multi-phased development project to be named Settlers Crossing which will consist of four business distribution buildings totaling approximately 340,000 square feet.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.62 per share in the first quarter of 2017. This was the Company’s 149th consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 24 consecutive years. The Company has increased it 21 years within that period, including increases in each of the last five years.  The Company’s payout ratio of dividends to FFO was 63% for the quarter.  The annualized dividend rate of $2.48 per share yielded 3.2% on the closing stock price of $78.10 on April 19, 2017.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 30.8% at March 31, 2017.  For the first quarter, the Company had interest and fixed charge coverage ratios of 4.8x and a debt to adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) ratio of 6.6x.

During the first quarter, EastGroup issued and sold 544,144 shares of common stock under its continuous equity program at an average price of $73.51 per share, providing net proceeds to the Company of $39.5 million.

OUTLOOK FOR 2017

EPS for 2017 is now estimated to be in the range of $1.79 to $1.89.  FFO per share attributable to common stockholders for 2017 is now estimated to be in the range of $4.18 to $4.28. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q2 2017	Y/E 2017	Q2 2017	Y/E 2017
	(In thousands, except per share data)

Net income attributable to common stockholders	$14,764	60,606	15,444	63,998
Depreciation and amortization	20,375	81,188	20,375	81,188
Funds from operations attributable to common stockholders	$35,139	141,794	35,819	145,186

Diluted shares	34,001	33,915	34,001	33,915

Per share data (diluted):
Net income attributable to common stockholders	$0.43	1.79	0.45	1.89
Funds from operations attributable to common stockholders	1.03	4.18	1.05	4.28

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

The following assumptions were used for the mid-point:

Metrics	Guidance for Q2 2017	Revised Guidance for Year 2017	Previous Guidance for Year 2017 (1)	Actual for Year 2016
FFO per share	$1.04	$4.23	$4.20	$4.02
FFO per share increase over prior year period	5.1%	5.2%	4.5%	9.5%
Same Property Net Operating Income (PNOI) growth:
Unadjusted	2.3%	1.5%	0.6%	3.1%
Without Houston	4.6%	4.2%	3.2%	4.2%
Without straight-line rent adjustments	2.2%	1.9%	0.9%	3.1%
Without straight-line rent adjustments and Houston	4.9%	4.7%	3.7%	3.9%
Average month-end occupancy	94.3%	94.9%	94.9%	95.8%
Lease termination fee income	$75,000	$334,000	$300,000	$812,000
Bad debt expense	$250,000	$800,000	$1.0 million	$992,000
Development starts:
Square feet	341,000	1.3 million	1.2 million	1.2 million
Projected total investment	$27 million	$100 million	$95 million	$94 million
Development-stage property acquisitions	None	None	None	$88 million
Operating property acquisitions	$16 million	$52 million	$60 million	$24 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$5 million	$36 million	$40 million	$76 million
Gain (loss) on sales of non-operating real estate	None	($40,000)	None	$733,000
Average variable interest rate on unsecured bank credit facilities	2.0%	2.0%	1.9%	1.5%
Unsecured debt closing in period	None	$70 million at 4.0%	$90 million at 4.0% weighted average interest rate	$205 million at 3.1% weighted average interest rate
Common stock issuances	$20 million	$60 million	$40 million	$60 million
General and administrative expense	$3.2 million	$14.5 million	$14.4 million	$13.2 million

(1) Represents initial guidance for year 2017 as reported in the Company's February 1, 2017 earnings release of $4.26 per share, less adjustment for General and administrative expense of $.06 per share as disclosed in a press release issued by the Company on March 6, 2017.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other

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REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company's chief decision makers also use adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) in making decisions. Adjusted EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its first quarter and review the Company’s current operations on Friday, April 21, 2017, at 11:00 a.m. Eastern Daylight Time.  A live broadcast of the conference call is available by dialing 1-877-876-9177 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Friday, April 21, 2017.  The telephone replay will be available until Friday, April 28, 2017, and can be accessed by dialing 1-800-839-2456.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Friday, April 28, 2017.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Investor Relations section (Quarterly Results) of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 38.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016
REVENUES
Income from real estate operations	$66,137	61,568
Other income	17	21
	66,154	61,589
EXPENSES
Expenses from real estate operations	19,007	17,820
Depreciation and amortization	20,225	19,162
General and administrative	5,478	5,312
	44,710	42,294
OPERATING INCOME	21,444	19,295
OTHER INCOME (EXPENSE)
Interest expense	(8,686)	(9,065)
Gain on sales of real estate investments	—	11,332
Other	215	268
NET INCOME	12,973	21,830
Net income attributable to noncontrolling interest in joint ventures	(154)	(119)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	12,819	21,711
Other comprehensive income (loss) - cash flow hedges	1,410	(5,397)
TOTAL COMPREHENSIVE INCOME	$14,229	16,314
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.38	0.67
Weighted average shares outstanding	33,361	32,254
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.38	0.67
Weighted average shares outstanding	33,409	32,307

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended
	March 31,
	2017	2016

NET INCOME	$12,973	21,830
(Gain) on sales of real estate investments	—	(11,332)
(Gain) loss on sales of non-operating real estate	40	(10)
Interest income	(62)	(64)
Other income	(17)	(21)
Interest rate swap ineffectiveness	—	5
Depreciation and amortization	20,225	19,162
Company's share of depreciation from unconsolidated investment	31	31
Interest expense (1)	8,686	9,065
General and administrative expense (2)	5,478	5,312
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(211)	(201)
PROPERTY NET OPERATING INCOME (PNOI)	$47,143	43,777
COMPONENTS OF PNOI:
PNOI from Same Properties	$44,280	42,701
PNOI from 2016 and 2017 Acquisitions	673	—
PNOI from 2016 and 2017 Development and Redevelopment Properties	2,290	190
PNOI from 2016 Operating Property Dispositions	—	944
Other PNOI	(100)	(58)
TOTAL PNOI	$47,143	43,777
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$12,819	21,711
Depreciation and amortization	20,225	19,162
Company's share of depreciation from unconsolidated investment	31	31
Depreciation and amortization from noncontrolling interest	(55)	(54)
(Gain) on sales of real estate investments	—	(11,332)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$33,020	29,518
NET INCOME	$12,973	21,830
Interest expense (1)	8,686	9,065
Depreciation and amortization	20,225	19,162
Company's share of depreciation from unconsolidated investment	31	31
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	41,915	50,088
(Gain) on sales of real estate investments	—	(11,332)
ADJUSTED EBITDA	$41,915	38,756
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.38	0.67
Funds from operations (FFO) attributable to common stockholders	$0.99	0.91
Weighted average shares outstanding for EPS and FFO purposes	33,409	32,307

(1) Net of capitalized interest of $1,646 and $1,162 for the three months ended March 31, 2017 and 2016, respectively.

(2) Net of capitalized development costs of $1,244 and $891 for the three months ended March 31, 2017 and 2016, respectively.